Exhibit 1

JOINT FILING STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 13, 2026

PINE BROOK ROAD ADVISORS, L.P.
	By:	PBRA, LLC, its general partner

	By:	/s/ Elan Stukov
Elan Stukov, Vice President and Chief Financial Officer

PINE BROOK FEAL INTERMEDIATE, L.P.
By: PBRA (Cayman) Company, as its general partner

	By:	/s/ Elan Stukov
Elan Stukov, Director

PBRA (CAYMAN) COMPANY

	By:	/s/ Elan Stukov
Elan Stukov, Director

PBRA, LLC

	By:	/s/ Elan Stukov
Elan Stukov, Vice President and Chief Financial Officer

HOWARD H. NEWMAN

	By:	/s/ Howard H. Newman
Howard H. Newman